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                                                                    EXHIBIT 99.1

     CONTACTS:
     Joyce Strand, Inhale           Rosemary Brook, Bradford Particle Design
     650 631-3138 (US)              Tel: +44 (0) 20 7229 9907 (UK)

         INHALE ANNOUNCES OFFER TO ACQUIRE BRADFORD PARTICLE DESIGN PLC

       NEW BREAKTHROUGH TECHNOLOGY FOR MANUFACTURING THE POWDER PARTICLES
                      USED IN MOST PHARMACEUTICAL PRODUCTS

     SAN CARLOS, CALIF., DECEMBER 21, 2000 - Inhale Therapeutic Systems, Inc. (Nasdaq:INHL) today announced that it has made an offer to acquire Bradford Particle Design plc (Bradford), a United Kingdom company that has pioneered the use of supercritical fluid technology, a fundamentally new and better method for manufacturing the powder particles that are used in most pharmaceutical products.

     Inhale has made a $200 million offer to acquire all the outstanding share capital of Bradford Particle Design plc. The offer consists of $180 million in newly issued Inhale stock and $20 million in cash. The number of Inhale shares to be exchanged for Bradford shares will be calculated using an average of Inhale's closing stock price from November 3 to December 20. Based on this number, the offer price translates to approximately 3.75 million shares of Inhale stock plus $20 million cash. The offer is being made under the UK Takeover Code. The transaction has been approved by the boards of directors of both companies and by shareholders holding the majority of Bradford's shares, and is expected to close in January of 2001.

     Bradford's supercritical fluid processing technology reduces what is commonly now a multi-stage powder manufacturing process to a single step while improving product purity and consistency. The use of its technology to create powder particles has many potential benefits including: increasing the number of molecules that can be formulated into drug products, improving drug efficacy, shortening drug product development timelines, lengthening product shelf life, reducing the risk of product recalls, and decreasing production costs.

     "Bradford has a leading position in the field of supercritical fluid processing technology for pharmaceutical applications. We believe its technology has compelling advantages and over time will become the preferred method for producing powders for a wide range of oral, inhaleable, injectable, and other delivery applications," said Ajit Gill, Inhale's President and CEO.

     "We believe this acquisition is an outstanding fit for Inhale. The acquisition is a major step toward achieving Inhale's long-term goal of building the leading company based on drug delivery.

     "Initially, we focused on inhaleable macromolecules, because of the need for non-invasive delivery of these drugs. Our growth strategy is to continue to build on our leadership position in this field, while at the same time leverage our strengths in inhalation, macromolecule formulations, and powder technologies to enter large opportunity, non-


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     commodity markets in these areas. Our approach is to pick technologies and markets where we can build leadership positions through developing or acquiring platform technologies with broad applications. Bradford is an ideal match for these criteria."

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     INHALE ANNOUNCES OFFER TO ACQUIRE BRADFORD PARTICLE DESIGN PLC      PAGE 2

     Gill continued, "The union of the companies will leverage the strengths of both parties. Bradford's technology platform broadens Inhale's technology base in powders and inhalation, while expanding the focus of the company beyond our inhaleables to other pharmaceutical applications. The acquisition also significantly expands our number of partner relationships and should further enhance the visibility of both companies' technologies in the US and Europe."

     Bradford has entered feasibility and collaboration agreements with 15 major pharmaceutical companies to evaluate Bradford's supercritical fluid processing technology for use with 24 different compounds, the first of which are expected to enter human clinical testing in 2001. Since its inception in 1994, Bradford has signed feasibility and collaboration agreements with many of the world's top 20 pharmaceutical companies. Current partners include Glaxo-Wellcome, AstraZeneca and Bristol-Myers Squibb.

     "We do not expect that this acquisition will impact Inhale's time to profitability. Bradford has done a remarkable job of establishing a broad number of collaborations with research funding, milestone payments, and the potential for future royalties upon product commercialization. The company has assembled an outstanding team, and we will look forward to working with the management and employees of Bradford as they continue to introduce their technology across the pharmaceutical industry, " concluded Gill.

     Sir Christopher Benson, Bradford's Chairman, said, "We have already made tremendous strides in establishing our technology and scaling up to manufacture. Joining Inhale will enable us to accelerate the adoption of supercritical fluid processing as the preferred way of making pharmaceutical powders. Inhale has done an excellent job of building its business and pioneering the field of inhaleables. We look forward to working together to create a broad-based, innovative drug delivery company focused on working with partners to commercialize drug products."

    BRADFORD TECHNOLOGY
    Bradford's technology potentially has broad application as a fundamentally better way to make powders for oral, inhalation, injectable, and other pharmaceutical applications. Currently, most powders used in drug products are typically made using a four to five step process of crystallization, filtration, and milling. Supercritical fluid processing has several potential advantages over the current multi-step method including:


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-        PRODUCING PURER DRUG PRODUCTS, which could lead to longer product shelf-life, better clinical product performance, and reduced risk of product recalls;

- CONTROLLING PARTICLE CHARACTERISTICS to enable improved bioavailability, dispersability, controlled release, and powder flow;

- REDUCING OR ELIMINATING PRODUCT CHARACTERISTIC DIFFERENCES CAUSED BY PROCESS SCALE CHANGES, which might reduce development scale-up time and lessen clinical development risk caused by scale-induced drug product safety and efficacy variations;

- DECREASING MANUFACTURING COSTS due to the elimination of several processing steps and the possible reduction in the number of lost batches.

- INCREASING THE NUMBER OF MOLECULES THAT CAN BE DEVELOPED AS DRUG PRODUCTS AND REDUCING DEVELOPMENT TIME because of the ability to formulate many molecules that are difficult or impossible to formulate with standard crystallization and milling methods.

                                    --MORE--

     INHALE ANNOUNCES OFFER TO ACQUIRE BRADFORD PARTICLE DESIGN PLC     PAGE 3

     Bradford was established in 1994 by the University of Bradford, Professor Peter York, Dr Mazen Hanna and Dr Gwyn Humphreys, to develop and manage the exploitation of patented technology for controlled particle formation initially developed by the University's School of Pharmacy. Its founders, including the University, are the principal shareholders. In six years, Bradford has grown to a company employing approximately 40 staff on the Listerhills Science Park, adjacent to the university campus in Bradford.

     Inhale is pioneering drug delivery systems to easily deliver a range of inhaleable drugs, including peptides, proteins and small molecules, to the deep lung for treatment of systemic and respiratory diseases. Inhale's Inhance-TM- drug delivery platform technology combines innovations in powder technology and inhaling devices to enable efficient and reproducible delivery of inhaleable drugs. Inhale has development partnerships with several major pharmaceutical and biotechnology companies, including Pfizer, Aventis Behring (formerly Centeon), Biogen and Lilly. Inhale's most advanced program is inhaleable insulin, sponsored by Pfizer, which is in Phase III human clinical trials.

     Robert Chess, Inhale Chairman, will host a conference call at 10:30 a.m. Eastern Standard Time, today, December 21, to discuss the offer. To access the conference call, dial 888-937-2887 (US) or 212 346-6512 (outside the
     US). An audio replay will be available immediately following the call for approximately two weeks and can be accessed by dialing 800 633-8284 (US) or
     (858) 812-6440 (outside the US) and then entering the Reservation Number:
     17361171. A live and on-demand WEB cast will be available for two weeks via the Inhale website: www.inhale.com.
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     This release contains forward-looking statements that reflect management's current views as to the company's future products, product developments, manufacturing scale-up, and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Inhale's reports and other filings with the SEC, including its Form 10-K and 10-KA for the year ending Dec. 31, 1999. Actual results could differ materially from these forward-looking statements.

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